Exhibit 99.1
REVOCABLE PROXY
UNION NATIONAL FINANCIAL CORPORATION
SPECIAL MEETING OF SHAREHOLDERS
                     , 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of Union National Financial Corporation, or UNNF, hereby appoints Mark D. Gainer and Michael D. Peduzzi, and each or either of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all shares of our common stock that the undersigned is entitled to vote at our special meeting of shareholders to be held at                                          , Pennsylvania, at          a.m., prevailing time, on                     , 2010 and at any adjournment or postponement thereof, as fully as the undersigned could if personally present. The undersigned hereby directs that this proxy be voted as specified on the reverse side.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT OUR SPECIAL MEETING. IF NO CHOICE IS INDICATED ON THE REVERSE SIDE, SUCH SHARES WILL BE VOTED “FOR” PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE.
This appointment of proxy confers certain discretionary authority described in the proxy statement/prospectus. A majority of said attorneys and appointments of proxy present at the special meeting, or if one shall be present, then that one, may exercise all the powers hereunder.
PLEASE COMPLETE, SIGN, DATE AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.
(Continued, and to be marked, signed and dated, on the other side)
UNION NATIONAL FINANCIAL CORPORATION - SPECIAL MEETING,                                          , 2010
YOUR VOTE IS IMPORTANT!
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Special Meeting of Shareholders	Revocable Proxy	Please mark as	☒
,	UNION NATIONAL	indicated in this
2010	FINANCIAL	example
CORPORATION

For	Against	Abstain

1.	Proposal to approve UNNF’s merger with and into Donegal Financial Services Corporation, or DFSC, and the other transactions contemplated by the Agreement and Plan of Merger dated as of April 19, 2010, and as amended as of May 20, 2010, among UNNF, DFSC, Donegal Mutual Insurance Company, Donegal Group Inc. and Donegal Acquisition Inc.	☐	☐	☐

2.	Proposal to approve the adjournment of the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournment, postponement or continuation of the special meeting.
The Board of Directors recommends a vote FOR Proposal No. 1 and FOR Proposal No. 2.

This proxy should be dated, signed by the shareholder exactly as his or her name appears hereon and returned promptly to in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Signature                                                          Signature                                                        Date
TO VOTE BY MAIL DETACH ABOVE CARD,
MARK, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE